EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to our Quarterly Report on Form 10-Q/A of Songzai International Holding Group, Inc. (the “Company”) for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hongwen Li, Chief Executive Officer of the Company, certify, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hongwen Li
Hongwen Li
Chief Executive Officer

Dated: November 25, 2009